UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2011 (May 12, 2011)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts  02458-1634

(Address of Principal Executive Offices)  (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “SNH”, “we”, “us” and “our” refer to Senior Housing Properties Trust and its consolidated subsidiaries, unless otherwise noted, and “Five Star” refers to Five Star Quality Care, Inc. or its applicable subsidiaries.

Item 1.01.  Entry into a Material Definitive Agreement.

Operation of Southeast Communities

In March 2011, we announced that we had agreed to acquire 20 primarily private pay independent and assisted living communities located in five states in the Southeast United States for $304 million.  We expect to acquire these communities starting in June 2011, subject to satisfaction of various conditions to closing, including various regulatory and lender consents.  On May 12, 2011, we entered into agreements for Five Star to manage 15 of these 20 communities, or the Managed Communities, under long term contracts with us.  We expect Five Star to lease the remaining five communities, costing approximately $92.3 million, or the Leased Communities, from us when we acquire them.

Under the management contracts for the Managed Communities and a related pooling agreement, which we collectively refer to as the Management Contracts, Five Star will be paid a management fee equal to 3% of the Gross Revenues, as defined in the Management Contracts, realized at the Managed Communities, which we expect to be approximately $1.8 to $2.0 million during the first year based on the results of the Managed Communities in 2010, plus an incentive fee equal to 35% of the Net Operating Income, as defined in the Management Contracts, after payment to us of an agreed upon minimum return equal to 8% of Invested Capital, as defined in the Management Contracts.  The Management Contracts have an initial term of 20 years, and Five Star has options of two consecutive renewal terms of 15 years each to extend all, but not less than all, of the Management Contracts.  Five Star has a limited right to require underperforming facilities subject to the Management Contracts to be sold, and after December 31, 2017, we have the right to terminate the Management Contracts if we do not receive our minimum return in each of three consecutive years, subject to certain cure rights.  The terms of the Management Contracts were reviewed and approved by special committees of each of our Board of Trustees and Five Star’s board of directors composed solely of our Independent Trustees and independent directors who are not also Trustees or directors of the other party and who were represented by separate counsel.

The Leased Communities would be added to the leases currently existing between us and Five Star that we refer to as Lease No. 1, Lease No. 2 and Lease No. 4, or the Lease Additions.  We expect the aggregate minimum rent under those leases to increase by approximately $6.9 million per year, with percentage rent to commence in 2013 with respect to these communities.  For more information about our leases with Five Star, please refer to our filings with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, or our Annual Report (including the section captioned “Business — Senior Living Properties — Five Star Quality Care, Inc.”).

The Management Contracts and Lease Additions will become effective if and when we acquire the related senior living communities.  As noted above, the closing of our acquisition of these communities is subject to satisfaction of various conditions to closing, including various regulatory and lender consents.  Accordingly, we can provide no assurance as to when the closing of these acquisitions will occur or when Five Star will begin to operate or lease these communities.

The description of the Management Contracts is not complete and is subject to and qualified in its entirety by reference to a representative form thereof or a copy thereof filed as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Bridge Loan

On May 12, 2011, Five Star announced that it has entered into agreements to acquire six senior living communities located in Indiana for an aggregate purchase price, excluding closing costs, of approximately $122.8 million, including the assumption by Five Star of approximately $19.5 million of mortgage loans secured by three of the communities.  Five Star has advised us that it expects to acquire these communities starting in June 2011, subject to various conditions to closing, including required regulatory approvals and lender consents for its assumption of the mortgage loans.

On May 12, 2011, we and Five Star entered into a loan agreement, or the Bridge Loan Agreement, under which we have agreed to lend Five Star up to $80 million, or the Bridge Loan, to fund a portion of the purchase price for the six Indiana senior living communities.  The Bridge Loan will be secured by mortgages on three of the six communities that Five Star intends to acquire and on four of Five Star’s senior living communities in North Carolina, in each case including related furniture, fixtures and equipment.  The Bridge Loan matures on July 1, 2012 and bears interest at a rate equal to the annual rates of interest applicable to our borrowings under our revolving credit facility, plus 1%.  The terms of the Bridge Loan Agreement were reviewed and approved by special committees of each of our Board of Trustees and Five Star’s board of directors composed solely of our Independent Trustees and independent directors who are not also Trustees or directors of the other party and who were represented by separate counsel.

Five Star was a 100% owned subsidiary of us before December 31, 2001, when we distributed substantially all of Five Star’s then outstanding shares of common stock to our shareholders.  In order to effect this spin off and to govern relations after the spin off, we entered into a transaction agreement with Five Star under which, among other things, we agreed that, so long as Five Star is a tenant of ours or so long as Five Star has a business management agreement with Reit Management & Research LLC, or RMR, Five Star will not acquire or finance any real estate of a type then owned or financed by us or any other company managed by RMR without first giving us or the other company managed by RMR, as applicable, the opportunity to acquire or finance real estate investments of the type in which we or the other company managed by RMR, respectively, invests.  In connection with Five Star’s acquisition of the six senior living communities located in Indiana, we waived this right of first refusal.

See “Information Regarding Certain Relationships” below for more information about our dealings and relationships with Five Star.

The description of the Bridge Loan Agreement is not complete and is subject to and qualified in its entirety by reference to the Bridge Loan Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Information Regarding Certain Relationships

Five Star is our former subsidiary and our largest tenant, and we are Five Star’s largest shareholder.  As of May 12, 2011, we owned approximately 9% of Five Star’s outstanding shares of common stock.  We have numerous continuing relationships with Five Star, including the arrangements referred to above in this report.

RMR provides management services to both us and Five Star.  One of our Managing Trustees, Mr. Barry Portnoy, is Chairman and majority owner of RMR and serves as a managing director of Five Star.  Our other Managing Trustee, Mr. Adam Portnoy, Mr. Barry Portnoy’s son, is an owner, President, Chief Executive Officer and a Director of RMR.  Each of our executive officers is also an officer of RMR.

We currently own approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or AIC.  The other shareholders of AIC are RMR and five other companies to which RMR provides management services, including Five Star.  All of our Directors and nearly all of the trustees and directors of the other AIC shareholders currently serve on the board of directors of AIC.  In 2010, AIC designed a combination property insurance program for us and other AIC shareholders in which AIC participated as a reinsurer.

For more information about the relationships among us, our Trustees and executive officers, RMR, Five Star, AIC and other companies to which RMR provides management services, and about the risks which may arise from these relationships, please refer to our Annual Report and our other filings with the SEC, including the sections captioned “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” in our Annual Report, the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, or our Quarterly Report, and the information regarding our Trustees and executive officers and the section captioned “Related Person Transactions and Company Review of Such Transactions” in our Proxy Statement dated February 24, 2011 relating to our 2011 Annual Shareholders Meeting, or our Proxy Statement.  Our filings with the SEC, including our Annual Report, our Quarterly Report and our Proxy Statement, are available at the SEC’s website: www.sec.gov.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                                         THIS CURRENT REPORT STATES THAT WE EXPECT TO ACQUIRE 20 SENIOR LIVING COMMUNITIES LOCATED IN FIVE STATES IN THE SOUTHEAST UNITED STATES AND THAT FIVE STAR EXPECTS TO ACQUIRE SIX SENIOR LIVING COMMUNITIES LOCATED IN INDIANA.  THESE CLOSINGS ARE SUBJECT TO OBTAINING REGULATORY APPROVALS AND CERTAIN LENDER CONSENTS AND SATISFACTION OF OTHER CLOSING CONDITIONS.  WE CURRENTLY EXPECT THAT ALL OF THE REQUIRED APPROVALS AND CONSENTS WILL BE OBTAINED AND OTHER CONDITIONS WILL BE SATISFIED, BUT SUCH APPROVALS, CONSENTS AND SATISFACTION OF CONDITIONS ARE NOT ASSURED AND WE CANNOT CONTROL THE TIMING OF REGULATORY APPROVALS, LENDER CONSENTS OR SATISFACTION OF CLOSING CONDITIONS.  ACCORDINGLY, IT IS POSSIBLE THAT OUR ACQUISITIONS OF THE 20 SOUTHEAST UNITED STATES COMMUNITIES MAY BE DELAYED OR MAY NOT OCCUR OR THAT FIVE STAR MAY NOT ACQUIRE THE INDIANA COMMUNITIES.

•                                          THIS CURRENT REPORT STATES THAT WE HAVE ENTERED INTO A LOAN AGREEMENT WITH FIVE STAR UNDER WHICH WE HAVE AGREED TO LEND FIVE STAR UP TO $80 MILLION WHICH FIVE STAR MAY USE TO FUND, IN PART, FIVE STAR’S ACQUISITION OF SIX SENIOR LIVING COMMUNITIES LOCATED IN INDIANA.  WHILE WE CURRENTLY EXPECT FIVE STAR TO BE ABLE TO REPAY THIS LOAN BEFORE ITS MATURITY, FIVE STAR’S ABILITY TO DO SO IS LARGELY DEPENDENT UPON MARKET CONDITIONS WHICH ARE BEYOND FIVE STAR’S CONTROL.  ACCORDINGLY, WE CAN PROVIDE NO ASSURANCE THAT FIVE STAR WILL BE ABLE TO REPAY THIS BRIDGE LOAN.

•                                          THIS CURRENT REPORT STATES THAT THE TERMS OF THE BRIDGE LOAN AGREEMENT AND THE MANAGEMENT CONTRACTS BETWEEN US AND FIVE STAR WERE REVIEWED AND APPROVED BY SPECIAL COMMITTEES OF EACH OF OUR BOARD OF TRUSTEES AND FIVE STAR’S BOARD OF DIRECTORS COMPOSED SOLELY OF OUR INDEPENDENT TRUSTEES AND INDEPENDENT DIRECTORS WHO ARE NOT ALSO TRUSTEES OR DIRECTORS OF THE OTHER PARTY AND WHO WERE REPRESENTED BY SEPARATE COUNSEL.  THE IMPLICATION OF THIS STATEMENT MAY BE THAT THESE TERMS ARE ARMS LENGTH AND FAIR.  HOWEVER, BECAUSE OF THE MULTIPLE RELATIONSHIPS AMONG US AND FIVE STAR, THESE TERMS MAY BE EXPOSED TO CLAIMS THAT THEY ARE SOMEHOW UNFAIR, AND

DEFENDING SUCH CLAIMS CAN BE EXPENSIVE AND DISTRACTING TO MANAGEMENT.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

The Company hereby files the following exhibits:

10.1                         Representative Form of Management Contract, dated as of May 12, 2011, between FVE Managers, Inc., as manager, and SNH SE Burlington Tenant LLC, as owner.

10.2                         Pooling Agreement, dated as of May 12, 2011, between FVE Managers, Inc. and certain subsidiaries of SNH.

10.3                         $80,000,000 Bridge Loan Agreement, dated as of May 12, 2011, between SNH, as lender, and Five Star, together with certain affiliates thereof, collectively as borrower.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer
Dated: May 13, 2011